Exhibit 10.2

Aggregate Principal Amount: $US100,000.00	Issue Date: March 8, 2021

SECURED PROMISSORY NOTE

For value received, Altair International Corp, a Nevada Corporation with a corporate address of 322 North Shore Drive, Building 1B, Suite 200, Pittsburgh, PA 15212 (the “Borrower”), and pursuant to the terms of this secured promissory note (this “Note”) hereby promises to pay to the order of EROP Enterprises, LLC, with the address of 912 Holcomb Bridge Road, Ste 101, Roswell, GA 30076, or its registered assigns (the “Holder”) on March 8, 2022 (the “Maturity Date”), the principal amount set forth above (the “Principal Amount”). Borrower shall make a lump sum payment of all remaining interest, principal and other fees and costs due under this Note on or before the Maturity Date.

1.	Terms. 6% interest, 24 month Secured Note

2.	Payment. All payments pursuant to this Note, shall be made in U.S. currency, at the address below, or at such place as the Holder designates in writing to the Borrower. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

3.	Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay the amounts outstanding hereunder pursuant to the following terms and conditions, and subject to the Holder’s acceptance in Holder’s sole discretion:

a.	At any time during the period beginning on the Issue Date and ending on the date which is one hundred twenty (120) days following the Issue Date, the Borrower shall have the right, exercisable on not less than five (5) days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 100% of the then outstanding principal amount of this Note plus accrued and unpaid interest on the unpaid principal amount of this Note.

4.	Effect of Merger, Consolidation Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor, shall be deemed to be an Event of Default pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined herein). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization. Further, upon any such merger or consolidation where the Borrower is not the surviving entity, and the Holder does not choose to exercise its option to deem such an event an Event of Default, the surviving entity in such transaction shall fully assume all obligations to the Holder by the Borrower under the Note, the Loan Agreement and the Security Agreement (referred together herein as the “Loan Documents.”

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC

5.	Certain Covenants. So long as the Borrower shall have any obligation under this Note or any of the Loan Documents, the Borrower (i) shall not, without the Holder’s written consent, sell, lease, exchange (including but not limited to an exchange for assets of equal or greater value) or otherwise dispose of any significant portion of its assets outside the ordinary course of business, any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition..

6.	Default.

a.	The following events shall each constitute an “Event of Default:”

i.	Failure to Pay Principal. The Borrower fails to pay the principal hereof hereon when due on this Note, whether at maturity, upon acceleration or otherwise, following a five (5) day cure period.

ii.	Breach of Covenants. The Borrower breaches any covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Loan Documents and such breach continues for a period of fifteen (15) days after written notice thereof to the Borrower from the Holder.

iii.	Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Loan Documents), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Loan Documents.

iv.	Receiver of Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC

v.	Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $25,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

vi.	Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

vii.	Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business or that of any subsidiary of the Borrower.

viii.	Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

ix.	Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

x.	Cross-Default. Notwithstanding anything to the contrary contained in this Note or other related or companion documents, including but not limited to the Loan Documents, a breach or default by the Borrower of any covenant or other term or condition contained any other financial instrument, including but not limited to the Loan Documents after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note

b.	Borrower shall give written notice to Holder of any event that may or could be considered to constitute an “Event of Default” within seventy-two (72) hours of such event. Such notice shall specify: (i) that there has been a potential event of default; and (ii) state the material facts that give rise to the belief that there has been a potential default.

c.	Upon the occurrence of any Event of Default, this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal (i) 150% times the sum of (x) the then outstanding principal amount of this Note plus (y) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Default Amount”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC

d.	The Borrower agrees, in case of default of the payment of the Default Amount, until the Default Amount is paid, the Note shall continue to accrue interest and shall do so at 12% (the “Default Interest”), the Default Interest accrued shall be added to the Default Amount and the Default Amount shall forthwith become due and payable without notice or demand.

e.	The failure of Holder to exercise any of its options upon an Event of Default shall not be taken or construed to be a waiver of the right to exercise such option for any subsequent default, and for this purpose, the failure to pay each separate installment required hereunder shall be considered a separate default hereof.

7.	Security. The indebtedness evidenced by this Note is secured by a Security Agreement, which was executed by the Holder and the Borrower prior to the issuance of this Note at part of the Loan Documents.

8.	Transfers; Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything in this Note to the contrary, this Note may be pledged by the Holder as collateral in connection with a bona fide margin account or other lending arrangement.

9.	Borrower’s Representations and Warranties. The Borrower represents and warrants to the Holder that the:

a.	Borrower is a Nevada Corporation duly organized, validly existing and in good standing under the laws of Nevada and has authority to carry on its businesses under all applicable laws.

b.	Borrower has authority to own its property and assets and to carry on its business as now conducted;

c.	Borrower is qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary;

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC

d.	Borrower has received all necessary approvals from its shareholders and management necessary to enter into this Note upon the terms contained herein and has all requisite organizational power and authority to execute and deliver and perform all its obligations under this Note and the Loan Documents and the transactions contemplated hereby and thereby are within its organizational powers and have been duly authorized by all necessary Borrower action;

e.	this Note has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms;

f.	the transactions to be entered into and contemplated by this Note and the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (b) will not (i) violate any applicable law or (ii) the organizational documents, bylaws, charter, operating agreement, certificate of formation or certificate of incorporation of such party, (c) will not violate or result in a default under any indenture or any other agreement, instrument or other evidence of indebtedness, and (d) will not result in the creation or imposition of any lien on any asset of such party;

g.	Borrower agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Borrower such further instruments and documents and take such further action may reasonably be required to carry out the full intent and purpose of this Note and to comply with state, local or other laws, regulations and approvals.

10.	Replacement Note. If at any time Holder notifies Borrower that the Note has been lost, stolen or destroyed and Holder executes and delivers to Borrower an agreement reasonably satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection therewith (an “Affidavit of Loss”), then Borrower will issue a new Note for the same aggregate principal amount as the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as such lost, stolen, destroyed or mutilated Note. Borrower shall also furnish a copy of the original note, if so requested.

11.	Governing Law.

a.	This Note, and the Loan Documents together with any other transaction documents, shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such state.

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC

b.	Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts or federal courts located in the state of Nevada. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or the Loan Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

12.	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

ALTAIR INTERNATIONAL CORP

322 NORTH SHORE DRIVE

BUILDING 1B, SUITE 200

PITTSBURGH, PA, 15212

Attn: Leonard Lovallo

leonardlovallo@gmail.com

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC

If to the Holder:

EROP ENTERPRISES LLC

912 Holcomb Bridge Road

Suite 101

Roswell, GA 30076

Attn: Vince Sbarra, President

Email: Manager@eroppfund.com

13.	Costs to Collect on Note. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

14.	Usury Savings Clause. Notwithstanding any provision in this Note or the Loan Documents, to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Borrower does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

15.	Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC

16.	Amendment and Waiver. This Note, or any provision of this Note, may only be amended or waived if set forth in a writing executed by the Borrower and Holder. The waiver by Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

17.	Assignment. This Note shall not be directly or indirectly assignable or delegable by the Borrower, this Note may be assigned by the Holder without consent of the Borrower.

18.	Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

19.	Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Holder and its permitted successor and assigns, any rights or remedies under or by reason of this Note.

20.	Entire Agreement. This Note (including any recitals hereto) together with all of the Loan Documents, set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC

IN WITNESS WHEREOF, the Borrower has executed this PROMISSORY NOTE as of this 8th day of March 2021.

Borrower:

ALTAIR INTERNATIOAL CORP.

By:
Name:	Leonard Lovallo
Title:	President

Altair International Corp, Loan Agreement - $100,000
EROP Enterprises, LLC